Exhibit 99.3

SES AI Announces Chief Financial Officer Transition

Ray Liu, CFA, CPA, appointed Chief Financial Officer effective April 27, 2026

Jing Nealis to step down after completing Q1 2026 10-Q filing and earnings call

WOBURN, MA – (BUSINESS WIRE) – April 23, 2026 – SES AI Corporation (“SES AI,” the “Company,” “we” or “us”) (NYSE: SES), a global leader in the development and manufacturing of AI-enhanced high-performance Li-Metal and Li-ion batteries, today announced that Jing Nealis has decided to step down from her role as Chief Financial Officer, effective April 27, 2026. Yi (Ray) Liu, CFA, CPA, has been appointed to succeed Ms. Nealis as Chief Financial Officer, also effective April 27, 2026.

Ms. Nealis joined SES AI in 2021 and has served as CFO through a period of significant transformation for the Company, including raising Series D and D+, taking SES public, the acquisition of UZ Energy and the establishment of three revenue-generating business units. She will complete the Company’s first quarter 2026 Form 10-Q filing and participate in the Q1 2026 earnings call before her departure. Ms. Nealis has agreed to remain available to the Company to support an orderly transition.

Mr. Liu brings more than 20 years of finance leadership across FP&A, strategic finance, risk management and financial reporting in global, regulated, and public company environments. Most recently, he served as North America Chief Risk and Control Officer at Adyen, a global financial technology company. At Adyen, he led the design and implementation of enterprise risk and control framework for its U.S. Federal Foreign Branch and strengthened operational and financial controls, as well as supervisory and audit examination readiness. Prior to Adyen, Mr. Liu spent over a decade at MetLife Investment Management in roles of increasing responsibility, including Director of Risk Management and Chief of Staff and Head of Finance for the firm’s international investment operations, where he led a team supporting budgeting, forecasting, and performance analytics across Asia-Pacific, Latin America, and Europe. Earlier in his career, Mr. Liu served as Director of Internal Audit at MetLife, Senior Auditor at Emerson Electric Co., and Senior Associate at PwC in Shanghai.

Mr. Liu holds an MBA in Finance and Investments from the University of Notre Dame’s Mendoza College of Business and a B.S. in Accountancy from the Shanghai University of Finance and Economics. He is a CFA Charterholder and a Certified Public Accountant licensed in New Jersey.

Dr. Qichao Hu, Founder and CEO of SES AI, said, “On behalf of the entire SES AI team, I want to thank Jing for her contributions to the Company during a pivotal period. She played an important role in our financial operations as we transitioned from a development-stage company to one with three distinct, revenue-generating business units. We respect her decision to pursue a new opportunity and wish her well.”

“We are pleased to welcome Ray to SES AI,” continued Dr. Hu. “His experience in public company financial reporting, internal controls, and risk management, combined with his track record of building scalable finance infrastructure, makes him well-suited to support SES AI as we continue to grow our business. Ray will play a key role in strengthening our finance and business intelligence operations as we execute on our 2026 plan.”

About SES AI

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery developer and manufacturer headquartered in Boston and with operations in Singapore, Shanghai, and Seoul. Learn more at SES.AI.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Some factors that could cause actual results to differ include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

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Contacts:

For the media: pr@ses.ai

For investors: ir@ses.ai